UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 11, 2004

                           ENZON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                     0-12957                    22-2372868
(State or other jurisdiction of       (Commission                (IRS Employer
         incorporation)               File Number)               Identification)

                685 Route 202/206, Bridgewater, New Jersey 08807
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (908) 541-8600


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.02 Departure of Directors or Principle Officers; Election of Director

Election of Directors

Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced that Dr. Goran Ando and Mr. Victor P. Micati have been appointed to the Company's Board of Directors.

Dr. Ando brings over 25 years of industry experience to Enzon. Since April 2003, he has served as Chief Executive Officer of Celltech Group plc (LSE: CCH; NYSE:
CLL), one of Europe's largest biotechnology companies. Prior to joining Celltech in April 2003, Dr. Ando served in various senior R&D posts at Pharmacia Corporation. In his most recent role at Pharmacia, Dr. Ando was Executive Vice President and President of R&D and also had executive responsibilities for manufacturing and business development.

Prior to his most recent role with Pharmacia, Dr. Ando held various executive positions including, Executive Vice President & Deputy Chief Executive Officer, Pharmacia AB, Sweden; Executive Vice President, Worldwide Science & Technology, Pharmacia & Upjohn, UK; and Chairman, Pharmacia & Upjohn AB, Sweden. Prior to joining Pharmacia, Dr. Ando held various senior posts with Glaxo Ltd., Bristol Myers International Group, and Pfizer International. Dr. Ando received his M.D. from Linkoping University in Sweden and currently sits on the board of the BioIndustry Association in the UK.

Mr. Micati is a retired senior executive of Pfizer Inc. (NYSE: PFE) and brings nearly 40 years of pharmaceutical experience to Enzon. In 1999, Mr. Micati retired from Pfizer where he most recently served as Executive Vice President of the Pharmaceutical Group of Pfizer and Vice President of Pfizer Inc. In this capacity, Mr. Micati was responsible for Pfizer's European pharmaceutical operations and its global consumer healthcare business. At the time of his retirement, Mr. Micati was also a member of the 10-person corporate management committee responsible for all aspects of Pfizer's global operations.

Mr. Micati first joined Pfizer in 1965 and over a distinguished 34-year career served in numerous capacities, including: President of European Operations; Executive Vice President of Pfizer Europe; Senior Vice President, Pharmaceuticals; Vice President of Pharmaceutical Development, Pfizer International; and Vice President of Marketing, Pfizer Laboratories. Mr. Micati also served as a member of the Pfizer International Board of Directors. Mr. Micati graduated from Middlebury College with a B.A. in chemistry in 1962 and earned an M.B.A. in marketing from Columbia University in 1965. Mr. Micati is currently a consultant to the pharmaceutical industry. He is a director of Ilex Oncology (Nasdaq: ILXO) and a member of the Advisory Board of Almirall, a Spanish pharmaceutical company.

Resignation of Arthur J. Higgins

Enzon Pharmaceuticals today also announced that Arthur J. Higgins will step down from the Company's Board of Directors effective December 7, 2004. Mr. Higgins has been a director of Enzon since May 2001 and served as Chairman of Enzon's Board of Directors from December 2001 to September 2004. Mr. Higgins served as Enzon's President and Chief Executive Officer from May 2001 until he assumed the leadership of Bayer HealthCare in May 2004.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1    Press Release dated November 15, 2004

Exhibit 99.2    Press Release dated November 15, 2004

Exhibit 99.3    Press Release dated November 15, 2004


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2004


                                             By: /s/ Kenneth J. Zuerblis
                                                 ---------------------------
                                                 Kenneth J. Zuerblis
                                                 Vice President, Finance and
                                                 Chief Financial Officer